EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-89184, 333-50137, 333-90293 and 333-56606) and the Registration Statements on Form S-3 (File Nos. 333-102186, 333-84914, 333-48540 and 333-71958) of our report dated March 14, 2003, except for Note 2-“Basis of Presentation: and Note 15- “Subsequent Event” for which the dates are March 17 and 28, 2003, relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 28, 2003